As filed with the Securities and Exchange Commission on December 22, 2009
Registration Statement No. 333-123017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3049219 (I.R.S. Employer Identification No.)
2000 Powell Street, Suite 800, Emeryville, California 94608 (510) 595-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Matthew M. Loar
2000 Powell Street, Suite 800
Emeryville, California 94608
(510) 595-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen C. Ferruolo
Goodwin Procter LLP
4365 Executive Drive, Suite 300
San Diego, CA 92121
(858) 202-2700
     Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-123017) (the “Registration Statement”) is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share	Offering Price	Fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registrant is not registering additional securities.

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, as amended, (Registration No. 333-123017) of Neurobiological Technologies, Inc. (the “Company”).
     Pursuant to the Registration Statement, the Company registered the sale from time to time of certain shares of the Company’s common stock, shares of the Company’s preferred stock, debt securities and warrants (collectively, the “Securities”). The Company is filing this Post-Effective Amendment No. 1 to deregister all of the Securities registered under the Registration Statement that remain unsold as of the date hereof. The Company is deregistering such Securities in connection with its plan of complete liquidation and dissolution, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on September 22, 2009 and approved by the Company’s stockholders at a special meeting of stockholders held on October 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on December 22, 2009.

NEUROBIOLOGICAL TECHNOLOGIES, INC.
By:	/s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Fletcher William A. Fletcher	Acting Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2009

/s/ Matthew M. Loar Matthew M. Loar	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 22, 2009

/s/ John B. Stuppin John B. Stuppin	Director	December 22, 2009